EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Master Portfolio Trust– U.S. Treasury Reserves Portfolio (the “Registrant”), each certify to the best of his knowledge that:

     1.     The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2009 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Master Portfolio Trust–	Master Portfolio Trust–
U.S. Treasury Reserves Portfolio	U.S. Treasury Reserves Portfolio

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: May 5, 2009	Date: May 5, 2009

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.